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                                                                      Exhibit 21

             SUBSIDIARIES OF NORTHERN INDIANA PUBLIC SERVICE COMPANY

                             AS OF DECEMBER 31, 2003

SEGMENT/SUBSIDIARY                               STATE OF INCORPORATION

OTHER OPERATIONS
NIPSCO Receivables Corporation                   Indiana